Exhibit 10.49

Section: 3
Block: 780
Lots: 45 (f/k/a 45, 49 and 51)
Premises: 210 West 31st Street, New York, New York

CONSOLIDATED, AMENDED AND RESTATED ACQUISITION LOAN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
(this “Mortgage”)

FROM

210 WEST 31ST STREET OWNER, LLC,
a limited liability company organized and existing under the laws of Delaware

(“Mortgagor”)

Address of Mortgagor:
c/o Onyx Equities, LLC
900 Route 9 North, Suite 400
Woodbridge, New Jersey 07095
Attention: John A. Saraceno, Jr.

TO

PACIFICCAL PC CORE LENDER, LLC,
a Delaware limited liability company,
(“Mortgagee”)

Address of Mortgagee:
c/o PCCP, LLC
10100 Santa Monica Blvd., Suite 1000
Los Angeles, CA 90067
Attn: Legal Notices

THIS ACQUISITION LOAN MORTGAGE IS NOT A ''BUILDING LOAN MORTGAGE'' AS DEFINED IN NEW YORK LIEN LAW (THE ''LIEN LAW'') § 2(14) AND DOES NOT SECURE REPAYMENT OF A LOAN MADE PURSUANT TO A ''BUILDING LOAN CONTRACT'' AS DEFINED IN LIEN LAW § 2(13).

Mortgage Amount: $32,650,000.00

This instrument prepared by, and after recording please return to:
MORRISON & FOERSTER LLP
250 West 55th Street
New York, New York 10019
Attention: Jeffrey J. Temple, Esq.

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CONSOLIDATED, AMENDED AND RESTATED ACQUISITION LOAN
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
THIS CONSOLIDATED, AMENDED AND RESTATED ACQUISITION LOAN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Mortgage”) is made as of December 1, 2016, by 210 WEST 31ST STREET OWNER, LLC, a Delaware limited liability company (“Mortgagor”), having an office at c/o Onyx Equities, LLC, 900 Route 9 North, Suite 400, Woodbridge, New Jersey 07095, Attention: John A. Saraceno, Jr., for the benefit of PACIFICCAL PC CORE LENDER, LLC, a Delaware limited liability company, as Mortgagee (together with its successors and/or assigns, “Mortgagee”), having an office at c/o PCCP, LLC, 10100 Santa Monica Blvd., Suite 1000, Los Angeles, CA 90067, Attn: Legal Notices.
W I T N E S S E T H:
A.Mortgagor and Mortgagee have entered into that certain (i) Acquisition and Project Loan Agreement (such agreement, together with any and all amendments, supplements, renewals, modifications, consolidations and extensions thereof from time to time, is hereinafter referred to as the “Project Loan Agreement”) and (ii) Building Loan Agreement (such agreement, together with any and all amendments, supplements, renewals, modifications, consolidations and extensions thereof from time to time, is hereinafter referred to as the “Building Loan Agreement”; together with the project Loan Agreement, collectively, the “Loan Agreements”), both of even date herewith, whereby Mortgagee has agreed to make a loan (the “Acquisition Loan”) available to Mortgagor in the principal amount of up to $32,650,000.00 for the purposes set forth in the Loan Agreements.
B.Mortgagee is the present owner and holder of the note described on Schedule I attached hereto and made a part hereof (the “Existing Note”), which Existing Note evidences an indebtedness of Mortgagor to Mortgagee in the aggregate principal amount of $10,000,000.00 (the “Existing Indebtedness”).
C.The Existing Note is secured by the mortgage described on Schedule II attached hereto (the “Existing Mortgage”), which Existing Mortgage constitutes a first priority lien on the Real Property (as hereinafter defined) securing the Existing Indebtedness.
D.To evidence the Acquisition Loan, Mortgagor has executed and delivered to Mortgagee, that certain Consolidated, Amended and Restated Acquisition Loan Promissory Note Secured By Mortgage, of even date herewith, in the aggregate principal sum of $32,650,000.00 (as the same may be severed, amended, modified, restated, replaced, consolidated or supplemented from time to time, the “Acquisition Loan Note” or the “Note”), in and by which Mortgagor promises to pay said principal sum, or so much thereof as has been advanced, together with interest at the rate or rates and in installments as provided in the Acquisition Loan Note, and which Acquisition Loan Note (a) amends and restates the Existing Note in its entirety and (b) increases

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the indebtedness evidenced by the Existing Note by an amount equal to $22,650,000.00 (the “Additional Indebtedness”).
E.In connection with the foregoing, Mortgagor and Mortgagee desire to, on the terms and conditions hereinafter set forth, amend, modify and restate in its entirety the terms and provisions of the Existing Mortgage, to (a) secure all amounts payable under the Acquisition Loan Note, including the Additional Indebtedness and (b) continue the first priority mortgage lien upon the Real Property in the principal sum of the Acquisition Loan Note as security for the Acquisition Loan.
F.Mortgage recording tax in the amount of $280,000.00 was paid in connection with the recording of the Existing Mortgage. On the date hereof, additional mortgage recording tax in the amount of $634,420.00 is being paid with respect to the Additional Indebtedness.
G.The execution and delivery of this Mortgage by Mortgagor is a condition precedent to the performance by Mortgagee of its obligations under the Loan Agreements.
H.Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Project Loan Agreement or by reference therein.
ARTICLE 1. GRANT

1.1
GRANT. For the purposes of and upon the terms and conditions in this Mortgage, Mortgagor irrevocably grants, conveys and assigns to Mortgagee, with right of entry and possession, the leasehold interest in the real property located in the City of New York, County of New York, State of New York, described on Exhibit A attached hereto (the “Real Property”) held by Mortgagor pursuant to that certain ground lease located at the Real Property and described in Schedule III attached hereto (the “Ground Lease”), together with all after acquired title in respect of the Real Property, and all right, title, interest and privileges of Mortgagor in and to all streets, ways, roads and alleys used in connection with or pertaining to the Real Property, and together with all development rights or credits, air rights, water, water rights and water stock related to such real property, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all appurtenances, easements, rights and rights of way appurtenant or related thereto; all buildings, other improvements and fixtures now or hereafter located on the Real Property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property (the “Improvements”); all interest or estate which Mortgagor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing (all of the foregoing being collectively referred to as the “Property”). The listing of specific rights or property shall not be interpreted as a limit of general terms.

PROVIDED, ALWAYS, that if Mortgagor shall pay unto Mortgagee the principal of and interest on the Note, when and as the same shall become due and payable whether by

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acceleration or otherwise, and shall pay all Secured Obligations (as hereinafter defined), and perform all obligations on its behalf contained in this Mortgage, the Project Loan Agreement and all of the other documents evidencing any of the Secured Obligations, then and in that case, the Property and the Collateral (as hereinafter defined) hereby conveyed and all rights and interests therein and thereto shall revert to Mortgagor and the estate, right, title and interest of Mortgagee therein shall thereupon cease, determine and become void and in such case Mortgagee shall execute and deliver to Mortgagor, pursuant to Section 5.14 hereof, at Mortgagor’s cost, an appropriate release, assignment or discharge of this Mortgage in form to be recorded.
ARTICLE 2. OBLIGATIONS SECURED

2.1	OBLIGATIONS SECURED. Mortgagor makes this Mortgage for the purpose of securing the following obligations (“Secured Obligations”):

(a)	Payment to Mortgagee of all sums at any time owing under that certain Acquisition Loan Note;

(b)	Payment and performance of all covenants and obligations of Mortgagor under this Mortgage;

(c)
Payment and performance of all covenants and obligations on the part of Mortgagor under (i) the Project Loan Agreement and (ii) each other Loan Document (as defined in the Project Loan Agreement) to which Mortgagor is a party relating to the Acquisition Loan Note, but expressly excluding the Environmental Indemnity Agreement, Carveout Guaranty, Payment Guaranty and the Completion Guaranty (as each such term is defined in the Project Loan Agreement); and

(d)
All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest.

2.2
OBLIGATIONS. The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3
INCORPORATION. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. Capitalized terms not specifically defined herein have the meaning given such terms in the Project Loan Agreement. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the Note or the Project Loan Agreement may permit borrowing, repayment and reborrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time.

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ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

3.1
ASSIGNMENT. Mortgagor hereby irrevocably assigns to Mortgagee all of Mortgagor's right, title and interest in, to and under: (a) all leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether now existing or entered into after the date hereof (“Leases”); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Mortgagor under the Leases (“Payments”). The term Leases shall also include all guarantees of and security for the lessees' performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Mortgagee's right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

3.2
GRANT OF LICENSE. Subject to the terms and conditions of that certain Cash Management Agreement of even date herewith among Mortgagor, Mortgagee and Property Manager (“Cash Management Agreement”), Mortgagee confers upon Mortgagor a license (“License”) to collect and retain the Payments as they become due and payable, until the occurrence of an Event Default (as hereinafter defined). Upon the occurrence of an Event of Default, the License shall be automatically revoked and Mortgagee may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the Property. Mortgagor hereby irrevocably authorizes and directs the lessees under the Leases to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees' undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing hereunder. Mortgagor hereby relieves the lessees from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee.

3.3
EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Mortgagee to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Property by the lessees under any of the Leases or any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (i) the exercise or failure to exercise any of the rights, remedies or powers granted to Mortgagee hereunder; or (ii) the failure or refusal of Mortgagee to perform or discharge any obligation, duty or liability of Mortgagor arising under the Leases.

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3.4
REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants that: (a) prior to the date of this Mortgage, Mortgagor delivered to Mortgagee a true, accurate and complete list of all Leases, if any; (b) all existing Leases, if any, are in full force and effect and are enforceable in accordance with their respective terms, and no breach or default, or event which would constitute a breach of default after notice or the passage of time, or both, exists under any existing Leases on the part of any party; (c) no rent under or other payment under any existing Lease has been paid by any lessee for more than one (1) month in advance; and (d) none of the lessor's interests under any of the Leases has been transferred or assigned.

3.5
COVENANTS. Subject to the terms of the Project Loan Agreement, Mortgagor shall use commercially reasonable efforts to cause the Property to be leased at all times. Mortgagor (a) shall not enter into any Leases at the Property except in accordance with the terms and conditions of the Project Loan Agreement or (b) execute any other assignment relating to any of the Leases. Mortgagor shall timely perform all obligations that are required to be performed by the landlord under the Leases and give Mortgagee prompt written notice of any default which occurs with respect to any of the Leases following Mortgagor becoming aware of such default, whether the default be that of the lessee or of the lessor respectively thereunder. Without in any way limiting the requirement of Mortgagee’s consent hereunder, if the provisions of the Cash Management Agreement shall be in effect, any sums received by Mortgagor in consideration of any termination (or the release or discharge of any lessee) modification or amendment of any Lease shall be applied as provided in the Cash Management Agreement.

3.6
ESTOPPEL CERTIFICATES. Within fifteen (15) days after written request by Mortgagee, Mortgagor shall use commercially reasonable efforts to deliver to Mortgagee and to any party designated by Mortgagee estoppel certificates executed by Mortgagor and by each of the lessees certifying (if such be the case): (a) that the foregoing assignment and the Leases are in full force and effect; (b) the date of each lessee's most recent payment of rent; (c) that there are no defenses or offsets outstanding, or stating those claimed by Mortgagor or lessees under the foregoing assignment or the Leases, as the case may be; and (d) any other information reasonably requested by Mortgagee. The foregoing obligation shall be deemed satisfied if Mortgagor delivers an estoppel certificate executed by a tenant that complies with the requirements of such tenant’s Lease.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1
SECURITY INTEREST. Mortgagor hereby grants and assigns to Mortgagee as of the Effective Date (as defined in the Project Loan Agreement) a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Mortgagor now or at any time hereafter owns or has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, embedded software therein, wherever situated, which are or are to be incorporated into, used in connection with,

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or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein (to the extent the same are not effectively made a part of the real property pursuant to Section 1.1 above) or (ii) the Improvements (which real property and Improvements are collectively referred to herein as the Property); all after acquired title, and all right, title, interest and privileges of Mortgagor in and to all streets, ways, roads and alleys used in connection with or pertaining to such real property, and together with all development rights or credits, air rights, water, water rights and water stock related to such real property, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all appurtenances, easements, rights and rights of way appurtenant or related thereto; all buildings, other improvements and fixtures now or hereafter located on the real property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property; together with all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to Article 3); all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, general intangibles, chattel paper (whether electronic or tangible), instruments, documents, notes, drafts, letters of credit, letter of credit rights, supporting obligations insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing or operation of the Property or any business now or hereafter conducted thereon by Mortgagor; all rights of Mortgagor under any interest rate hedge, cap, swap or similar agreement; all permits consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Mortgagor with respect to the Property; all advance payments of insurance premiums made by Mortgagor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Mortgagee, whether or not disbursed; all funds deposited with Mortgagee or another depository pursuant to the Project Loan Agreement or any other Loan Documents; all reserves, deferred payments, deposits, accounts, refunds and payments of any kind related to the Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files relating to any of the foregoing.
As to all of the above described personal property which is or which hereafter becomes a “fixture” under applicable law, this Mortgage constitutes a fixture filing under the New York Uniform Commercial Code, as amended or recodified from time to time (“UCC”); and is to be recorded in the real estate records of the county in which the Property is located.

4.2
REPRESENTATIONS AND WARRANTIES.  Mortgagor represents and warrants that: (a) Mortgagor has, or will have, marketable title to the Collateral; (b) Mortgagor has not previously assigned or encumbered the Collateral, and Mortgagor has not delivered or authorized any other person to deliver any financing statement covering any of the Collateral to any other person or entity; and (c) Mortgagor's principal place of business is located at the address shown in Section 7.11.

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4.3
RIGHTS OF MORTGAGEE. In addition to Mortgagee’s rights as a “Secured Party” under the UCC, Mortgagee may, but shall not be obligated to, at any time without notice and at the expense of Mortgagor: (a) give notice to any person of Mortgagee's rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Mortgagee therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Mortgagor under or from the Collateral. Notwithstanding the above, in no event shall Mortgagee be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagee shall make an express written election of said remedy under UCC §9-621 as amended or recodified from time to time, or other applicable law.

4.4
RIGHTS OF MORTGAGEE UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default under this Mortgage, then in addition to all of Mortgagee's rights as a Secured Party under any Loan Document, the UCC or otherwise at law:

(a)
Mortgagee may (i) upon written notice, require Mortgagor to assemble any or all of the Collateral and make it available to Mortgagee at a place designated by Mortgagee; (ii) upon prior written notice, enter upon the Property or other place where any of the Collateral may be located and take possession of, collect, sell, and dispose of any or all of the Collateral, and store the same at locations acceptable to Mortgagee at Mortgagor's expense; (iii) sell, assign and deliver at any place and in any lawful manner all or any part of the Collateral and bid and become purchaser at any such sales; and

(b)
Mortgagee may, for the account of Mortgagor and at Mortgagor's expense: (i) operate, use, consume, sell or dispose of the Collateral as Mortgagee deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Mortgagee may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Mortgagor in connection with or on account of any or all of the Collateral.

(c)
Notwithstanding any other provision hereof, Mortgagee shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Mortgagor to Mortgagee unless Mortgagor shall make an express written election of said remedy under UCC §9-621 as amended or recodified from time to time, or other applicable law.

4.5
POWER OF ATTORNEY. During the continuance of any Event of Default, Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s attorney‑in‑fact (such agency being coupled with an interest), and as such attorney-in-fact Mortgagee may, without the obligation to do so, in Mortgagee's name, or in the name of Mortgagor, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Mortgagee's security interests and rights in or to any of the Collateral, and take any other action required of Mortgagor herein;

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provided, however, that Mortgagee as such attorney-in-fact shall be accountable only for such funds as are actually received by Mortgagee.

4.6
EFFECTIVE AS A FINANCING STATEMENT. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering as-extracted collateral (including oil and gas), accounts and general intangibles under the New York UCC, as in effect from time to time, and the UCC, as in effect from time to time, in any other state where the Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated. This Mortgage shall also be effective as a financing statement covering any other Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor and the Mortgagee are set forth in the preamble of this Mortgage and the address of Mortgagee from which information concerning the security interests hereunder may be obtained is the address of Mortgagee set forth at the end of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

5.1
TITLE. Mortgagor represents and warrants that Mortgagor lawfully holds and possesses, or will hold and possess, leasehold title to the Property without limitation on the right to encumber, and this Mortgage is a first and prior Lien on the Property.

5.2
TAXES AND ASSESSMENTS. Unless Mortgagee is reserving funds for such payments pursuant to the terms of the Loan Agreement, Mortgagor shall pay or caused to be paid prior to delinquency (i) all taxes, assessments, levies and charges imposed by any public or quasi‑public authority or utility company which are or which may become a Lien upon or cause a loss in value of the Property or any interest therein, and (ii) all taxes, assessments, levies and charges imposed by any public authority upon Mortgagee by reason of its interest in any Secured Obligation or in the Property, or by reason of any payment made to Mortgagee pursuant to any Secured Obligation; provided, however, Mortgagor shall have no obligation to pay taxes which may be imposed from time to time upon Mortgagee and which are measured by and imposed upon Mortgagee's net income.

5.3
TAX AND INSURANCE IMPOUNDS. Mortgagor shall, until all Secured Obligations have been paid in full, pay to Mortgagee the Tax and Insurance Monthly Installment as and when required (and as defined in) Section 12.2 of the Project Loan Agreement.

5.4
PERFORMANCE OF SECURED OBLIGATIONS. Mortgagor shall promptly pay and perform each Secured Obligation when due. By its execution hereof, Mortgagor hereby acknowledges its receipt of the fully executed Project Loan Agreement and Mortgagor hereby agrees to be bound by all terms and conditions contained in the Project Loan Agreement respecting the Property.

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5.5
LIENS, ENCUMBRANCES AND CHARGES. Subject to Mortgagor’s rights under Section 8.3 of the Project Loan Agreement, Mortgagor shall (i) immediately discharge any Lien not approved by Mortgagee in writing that has or may attain priority over this Mortgage and (ii) pay when due all obligations secured by or reducible to Liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto.

5.6	DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)
The following (whether now existing or hereafter arising) are all absolutely and irrevocably assigned by Mortgagor to Mortgagee and, at the request of Mortgagee, shall be paid directly to Mortgagee: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to, or decrease in value of, all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing. Subject to applicable law, Mortgagee may at its discretion apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any claim and shall release the balance of any insurance proceeds Mortgagee receives to Mortgagor upon the conditions Mortgagee set forth in Sections 5.7 and 5.8 of the Project Loan Agreement, unless such casualty and/or release would materially impair Mortgagee’s security, in which case Mortgagee may apply the balance to the Secured Obligation. Mortgagee may commence, appear in, defend or prosecute any assigned claim or action and may adjust, compromise, settle and collect all claims and awards assigned to Mortgagee; provided, however, in no event shall Mortgagee be responsible for any failure to collect any claim or award, regardless of the cause of the failure, including, without limitation, any malfeasance or nonfeasance by Mortgagee or its employees or agents.

(b)	Subject to the terms and conditions set forth in the Project Loan Agreement, Mortgagee may permit insurance proceeds held by Mortgagee to be used for repair or restoration.

5.7
MAINTENANCE AND PRESERVATION OF THE PROPERTY. Mortgagor covenants: (a) to insure the Property against such risks as Mortgagee may require pursuant to the Project Loan Agreement and, at Mortgagee's request, to provide evidence of such insurance to Mortgagee, and to comply with the requirements of any insurance companies insuring the Property; (b) to keep the Property in good condition and repair; (c) not to remove or demolish the Property or any part thereof, not to alter, restore or add to the Property without Mortgagee’s prior written consent, (d) not to initiate or acquiesce in any change in any zoning or other land classification which affects the Property without Mortgagee's prior written consent; (e) to complete or restore promptly and in good and workmanlike manner the Property, or any part thereof which may be damaged or destroyed as provided for in the Project Loan Agreement; (f) to comply with all laws, ordinances, regulations and standards, and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character which affect the Property and pertain to acts committed or

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conditions existing thereon, including, without limitation, any work, alteration, improvement or demolition mandated by such laws, covenants or requirements; (g) not to commit or permit waste of the Property or Collateral; and (h) to do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

5.8
DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. At Mortgagor's sole expense, Mortgagor shall protect, preserve and defend the Property and Collateral and title to and right of possession of the Property and Collateral, the security hereof and the rights and powers of Mortgagee hereunder against all adverse claims. Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property or Collateral and of any condemnation offer or action.

5.9	[INTENTIONALLY OMITTED.]

5.10	COMPENSATION; EXCULPATION; INDEMNIFICATION.

(a)
Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of (i) the proper exercise of the rights, remedies or powers granted to Mortgagee in this Mortgage; (ii) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or (iii) any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property after an Event of Default or from any other act or omission of Mortgagee in managing the Property after an Event of Default unless the loss is caused by the gross negligence or willful misconduct of Mortgagee and no such liability shall be asserted against or imposed upon Mortgagee, and all such liability is hereby expressly waived and released by Mortgagor.

(b)
Mortgagor indemnifies Mortgagee (and its successors, assigns and participants) against, and holds Mortgagee (and its successors, assigns and participants) harmless from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other expenses which either may suffer or incur: (i) by reason of this Mortgage; (ii) by reason of the performance of any act required or permitted hereunder or required by law; (iii) as a result of any failure of Mortgagor to perform Mortgagor's obligations; (iv) by reason of any alleged obligation or undertaking on Mortgagee's part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations of Mortgagor contained in any other document related to the Property; or (v) as a result of any proceeding instituted by any claimant alleging a violation of the Lien Law. The above obligation of Mortgagor to indemnify and hold harmless Mortgagee (and its successors, assigns and participants) shall survive the release and cancellation of the Secured Obligations and the release and reconveyance or partial release and reconveyance of this Mortgage.

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(c)
Mortgagor shall pay all amounts and indebtedness arising under this Section 5.10 immediately after demand by Mortgagee (or its successors, assigns or participants) together with interest thereon from the date of such demand at the rate of interest then applicable to the principal balance of the Note as specified therein.

5.11	[INTENTIONALLY OMITTED.]

5.12
DUE ON SALE OR ENCUMBRANCE. If the Property or any interest therein, or if any portion of the corporate stock, general partnership interests or limited liability company interests in Mortgagor (except as otherwise expressly permitted in Section 8.14 of the Project Loan Agreement), shall be sold, transferred, mortgaged, assigned, encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Mortgagee, THEN Mortgagee, in its sole discretion, may declare all Secured Obligations immediately due and payable.

5.13
RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations (“Interested Parties”), Mortgagee may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement with Mortgagor or the applicable obligor extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Property and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the Lien of this Mortgage upon the Property and Collateral.

5.14
RELEASES. If the Secured Obligations are paid, performed and discharged in full in accordance with the terms of this Mortgage, the Note, and the other Loan Documents, then this Mortgage shall be released or assigned (without any representations or warranties) by Mortgagee at Mortgagor’s request; provided, Mortgagor shall pay any filing fees in connection with the recordings of the assignment of mortgage and any expenses of Mortgagee incurred in connection with such release or assignment. In connection therewith, at the request and sole expense of Mortgagor, Mortgagee shall execute and deliver to Mortgagor all releases, assignments or other documents, including, without limitation, reconveyances and termination statements, reasonably necessary or desirable for the release of such lien.

5.15
SUBROGATION. Mortgagee shall be subrogated to the Lien of all encumbrances, whether released of record or not, paid in whole or in part by Mortgagee pursuant to this Mortgage or by the proceeds of any loan secured by this Mortgage.

5.16
RIGHT OF INSPECTION. Mortgagee, its agents and employees, may enter the Property at any reasonable time, after reasonable notice to Mortgagor, for the purpose of inspecting the Property and ascertaining Mortgagor's compliance with the terms hereof.

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ARTICLE 6. DEFAULT PROVISIONS

6.1	EVENT OF DEFAULT. For all purposes hereof, the term “Event of Default” shall mean the existence of any Event of Default, as defined in the Project Loan Agreement.

6.2	RIGHTS AND REMEDIES. At any time after the occurrence and during the continuance of an Event of Default, Mortgagee shall have all the following rights and remedies:

(a)	Upon written notice to Mortgagor, to declare all Secured Obligations immediately due and payable;

(b)
Upon written notice to Mortgagor, and without releasing Mortgagor from any Secured Obligation, and without becoming a mortgagee in possession, to cure any Event of Default of Mortgagor and, in connection therewith, to enter upon the Property and do such acts and things as Mortgagee deems necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee under this Mortgage; (ii) to pay, purchase, contest or compromise any encumbrance, charge, Lien or claim of Lien which, in the sole judgment of Mortgagee, is or may be senior in priority to this Mortgage, the judgment of Mortgagee being conclusive as between the parties hereto; (iii) to obtain insurance; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Mortgage; or (v) to employ counsel, accountants, contractors and other appropriate persons.

(c)
To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Mortgagor waives the defense of laches and any applicable statute of limitations;

(d)
To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Mortgagor hereby consents to such appointment;

(e)
To enter upon, possess, manage and operate the Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Mortgagor or the then owner of the Property, to make, terminate, enforce or modify Leases of the Property upon such terms and conditions as Mortgagee deems proper, to make repairs, alterations and improvements to the Property as necessary, in Mortgagee’s sole judgment, to protect or enhance the security hereof;

(f)	[reserved];

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(g)
To resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non‑judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Mortgagee determines in its sole discretion.

(h)
Upon sale of the Property at any judicial foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Mortgagee in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Property prior to foreclosure; (iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys' fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Mortgagee; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Mortgagee (in its sole and absolute discretion) deems appropriate. In regard to the above, Mortgagor acknowledges and agrees that: (w) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (x) this Section does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (y) the amount of Mortgagee's credit bid need not have any relation to any loan-to-value ratios previously discussed between Mortgagor and Mortgagee; and (z) Mortgagee's credit bid may be (at Mortgagee's sole and absolute discretion) higher or lower than any appraised value of the Property.

6.3
APPLICATION OF FORECLOSURE SALE PROCEEDS. After deducting all costs, fees and expenses of Mortgagee, including, without limitation, cost of evidence of title and attorneys' fees in connection with sale and costs and expenses of sale and of any judicial proceeding wherein such sale may be made, Mortgagee shall apply all proceeds of any foreclosure sale: (a) to payment of all sums expended by Mortgagee under the terms hereof and not then repaid, with accrued interest at the rate of interest specified in the Note to be applicable on or after maturity or acceleration of the Note; (b) to payment of all other Secured Obligations; and (c) the remainder, if any, to the person or persons legally entitled thereto.

6.4
APPLICATION OF OTHER SUMS. All sums received by Mortgagee under Section 6.2 or Section 3.2, less all costs and expenses incurred by Mortgagee or any receiver under Section 6.2, including, without limitation, attorneys' fees, shall be applied in payment of the Secured Obligations in such order as Mortgagee shall determine in its sole discretion;

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provided, however, Mortgagee shall have no liability for funds not actually received by Mortgagee.

6.5
NO CURE OR WAIVER. Neither Mortgagee's nor any receiver's entry upon and taking possession of all or any part of the Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Mortgagee or any receiver shall cure or waive any breach, Event of Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Mortgagor has cured all other defaults), or impair the status of the security, or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the Lien of this Mortgage.

6.6
PAYMENT OF COSTS, EXPENSES AND ATTORNEYS' FEES. Mortgagor agrees to pay to Mortgagee, within ten (10) days after demand, all costs and expenses incurred by Mortgagee pursuant to Section 6.2 (including, without limitation, court costs and attorneys' and paralegals' fees, whether internal or external, whether incurred in litigation or not) with interest from the date of notice of expenditure until said sums have been paid at the rate of interest then applicable to the principal balance of the Note as specified therein.

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1
ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Mortgagee and contain further agreements and affirmative and negative covenants by Mortgagor which apply to this Mortgage and to the Property and such further rights and agreements are incorporated herein by this reference.

7.2	MERGER. No merger shall occur as a result of Mortgagee's acquiring any other estate in, or any other Lien on, the Property unless Mortgagee consents to a merger in writing.

7.3	OBLIGATIONS OF MORTGAGOR, JOINT AND SEVERAL. If more than one person has executed this Mortgage as “Mortgagor”, the obligations of all such persons hereunder shall be joint and several.

7.4	[INTENTIONALLY OMITTED.]

7.5
WAIVER OF MARSHALING RIGHTS. Mortgagor, for itself and for all parties claiming through or under Mortgagor, and for all parties who may acquire a Lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation (“Other Property”) marshaled upon any foreclosure of this Mortgage or on a foreclosure of any other security for any of the Secured Obligations. Mortgagee shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have

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the right to order a sale of, the Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Mortgagee may designate.

7.6
RULES OF CONSTRUCTION. When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term “Property” means all and any part of the Property and any interest in the Property.

7.7
SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto; provided, however, that this Section 7.7 does not waive or modify the provisions of Section 5.12.

7.8
EXECUTION IN COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which, when executed and delivered to Mortgagee, will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

7.9
CHOICE OF LAW. THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY NEW YORK LAW AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH OTHER JURISDICTION.

7.10	INCORPORATION. Exhibit A as attached, is hereby incorporated into this Mortgage by this reference.

7.11
NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions of this Mortgage shall be in writing and shall be considered as properly given if delivered personally or sent by first class U.S. mail, postage prepaid, except that notice of an Event of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt at the addresses set forth below; provided, however, that non-receipt of any communication as a result of any change of address of which the sending party was not notified or as a result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the addresses of the parties shall be:

Mortgagor:    210 West 31st Street Owner, LLC

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c/o Onyx Equities, LLC
900 Route 9 North, Suite 400
Woodbridge, New Jersey 07095
Attention: John A. Saraceno, Jr.

With a copy to:	c/o KBS Capital Advisors
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Brian Ragsdale
Attention: Shep Wainwright

and to:

Cole Schotz P.C.
1325 Avenue of the Americas, 19th Floor
New York, NY 10019
Attention: Jordan J. Metzger, Esq.

and to:

Sheppard Mullin Richter & Hampton LLP
650 Town Center Drive, 4th Floor
Costa Mesa, CA 92626
Attention: Scott A. Morehouse, Esq.

Mortgagee:	PacificCal PC Core Lender, LLC
c/o PCCP, LLC
10100 Santa Monica Blvd., Suite 1000
Los Angeles, CA 90067
Attn: Legal Notices

With a copy to:	Morrison & Foerster LLP 250 West 55th Street New York, New York 10019 Attn: Jeffrey Temple, Esq.

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove. Mortgagor shall forward to Mortgagee, without delay, any notices, letters or other communications delivered to the Property or to Mortgagor naming Mortgagee, “Lender” or any similar designation as addressee, or which is reasonably likely to affect the ability of Mortgagor to perform its obligations to Mortgagee under the Note or the Project Loan Agreement.

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7.12	SECONDARY MARKET TRANSACTIONS. The terms and provisions of Article XIII of the Project Loan Agreement are hereby incorporated herein by this reference.

7.13	EXISTING MORTGAGE. This Mortgage amends and restates the Existing Mortgage in its entirety and, from and after the date hereof, the Existing Mortgage shall be of no further force or effect.

7.14
LIMITED RECOURSE PROVISION. Except as to the Guarantors as set forth in the Guaranties and the Environmental Indemnity Agreement, Lender shall have no recourse against, nor shall there by any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower (except for Guarantors as provided in the Guaranties and the Environmental Indemnity Agreement, but including the members of Borrower, LMB Phalanx LLC, KBS SOR II Acquisition VI, LLC, KBS SOR US Properties II LLC, KBS Strategic Opportunity Limited Partnership II, or KBS Strategic Opportunity REIT II, Inc.) with respect to the obligations of Borrower and Guarantors under the Loans. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Borrower’s liability or obligations under the Loan Documents, the Guarantors’ liability under the Guaranties and the Environmental Indemnity Agreement to which they are a party, or Lender’s right to exercise any rights or remedies against any collateral securing the Loans.

ARTICLE 8. GROUND LEASE

8.1
Mortgagor shall perform all of the covenants contained in Section 8.27 of the Project Loan Agreement with respect to the Ground Lease. Mortgagor shall enforce the obligations of the lessor under the Ground Lease (the “Ground Lessor”) to the end that Mortgagor may enjoy all of the rights granted to it under the Ground Lease, and shall promptly notify Mortgagee of any default beyond any applicable grace, notice or cure period by the Ground Lessor that Mortgagor becomes aware of, in the performance or observance of any of the terms, covenants and conditions on the part of the Ground Lessor to be performed or observed under the Ground Lease, and Mortgagor shall promptly advise Mortgagee of the occurrence of any event of default beyond any applicable grace, notice or cure period under the Ground Lease. Mortgagor hereby assigns to Mortgagee, as further security for the payment and performance of the Secured Obligations and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of Mortgagor, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease not permitted pursuant to the foregoing terms of this Section 8.1, Section 8.27 of the Loan Agreement or not otherwise approved by Mortgagee shall be void and of no force and effect.

8.2
If Mortgagor shall default beyond any applicable notice and/or grace period in the performance or observance of any term, covenant or condition of the Ground Lease on the part of Mortgagor, as tenant thereunder, to be performed or observed, then, without limiting

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the generality of the other provisions of this Mortgage, and without waiving or releasing Mortgagor from any of its obligations hereunder, Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Ground Lease on the part of Mortgagor, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagor in, to and under the Ground Lease shall be kept unimpaired and free from default. If Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, Mortgagee will give Mortgagor prompt written notice thereof; provided that Mortgagee's failure to give such notice prior to making such payment or performing or taking such action shall not affect its rights hereunder. In any such event, Mortgagee and any Person designated by Mortgagee shall have, and are hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action. If the Ground Lessor shall deliver to Mortgagee a copy of any notice of default sent by Ground Lessor to Mortgagor, as lessee under the Ground Lease, Mortgagee may take or omit to take any action in good faith, in reliance thereon.

8.3
So long as any portion of the Secured Obligations shall remain unpaid, the leasehold estate created in the Real Property pursuant to the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in any Person by purchase, operation of law or otherwise. Mortgagee reserves the right, at any time, to release portions of the Property from the lien of this Mortgage with or without consideration, at Mortgagee's election, without waiving or affecting any of its rights hereunder or under the Note, the Project Loan Agreement or the other Loan Documents and any such release shall not affect Mortgagee's rights in connection with the portion of the Property not so released.

8.4
In the event of the bankruptcy, reorganization or insolvency of Mortgagor, any attempt by Mortgagor to surrender its leasehold estate, or any portion thereof, under the Ground Lease, or any attempt by Mortgagor to terminate, cancel or acquiesce in the rejection of the Ground Lease without the consent of Mortgagee shall be null and void. Mortgagor hereby expressly releases, assigns, relinquishes and surrenders unto Mortgagee all of its right, power and authority to terminate, cancel, acquiesce in the rejection of, modify, change, supplement, alter or amend the Ground Lease in any respect, either orally or in writing, in the event of the bankruptcy, reorganization or insolvency of Mortgagor, and any attempt on the part of Mortgagor to exercise any such right without the consent of Mortgagee shall be null and void.

8.5
Notwithstanding anything to the contrary contained in this Mortgage with respect to the Ground Lease, as security for the Loan, but subject to the Loan Documents, the Mortgagor unconditionally assigns, transfers and sets over unto Mortgagee all of its claims and rights to the payment of damages that may hereafter arise as a result of any rejection or disaffirmance of the Ground Lease by the Ground Lessor or its successors and assigns, or by ant trustee of any such party, pursuant to the Bankruptcy Code. Mortgagee shall have and is hereby granted the right to approve prior to the filing or commencement thereof by Borrower of any claim, suit, action or proceeding relating to the Ground Lessor’s attempt

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to reject or disaffirm, or the rejection or disaffirmance of, the Ground Lease (including, without limitation, the right to file and prosecute, any proofs of claim, complaints, motions, objections, applications, notices and other documents) in any case in respect of Ground Lessor or any of its successors and assigns, under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until the Secured Obligations shall have been satisfied and discharged in full.

8.6
Mortgagee hereby agrees to deliver to Ground Lessor (simultaneously with the delivery thereof to Mortgagor) copies of any notice of default or nonperformance given to Mortgagor hereunder. The terms of this Section 8.6 are adopted in order to comply with certain provisions required in order to qualify this Mortgage as a “Recognized Mortgage” under the Ground Lease.

ARTICLE 9. STATE SPECIFIC PROVISIONS

9.1
CONFLICTS WITH PRECEDING ARTICLES. In the event of any conflict between the provisions of this Article 9 and any provision in the preceding Articles, then the provisions of this Article 9 shall control.

9.2	NEW YORK PROVISIONS. Notwithstanding anything to the contrary elsewhere in this Mortgage:

(a)
MAXIMUM PRINCIPAL SUM. THE PARTIES HERETO INTEND THAT THIS MORTGAGE SHALL SECURE UNPAID BALANCES OF THE DEBT SECURED HEREBY. THE MAXIMUM PRINCIPAL AMOUNT OF INDEBTEDNESS WHICH IS OR UNDER ANY CONTINGENCY MAY BE SECURED AT THE DATE OF EXECUTION HEREOF OR AT ANY TIME THEREAFTER BY THIS MORTGAGE IS $32,650,000.00.

(b)
Trust Fund for Advances. In compliance with Section 13 of the Lien Law of the State of New York, the Mortgagor will receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the “cost of improvement” (as such quoted term is defined in the New York Lien Law), and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose and, will comply with Section 13 of the New York Lien Law. Mortgagor will indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorney’s fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Mortgagor of any applicable lien law including, without limitation, any section of Article 3-A of the New York Lien Law.

(c)
New York Real Property Law Article 4-A. If this Mortgage shall be deemed to constitute a “mortgage investment” as defined by New York Real Property Law Section 125, then this Mortgage shall and hereby does (i) confer upon the Mortgagee the powers

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and (ii) impose upon the Mortgagee the duties of trustees set forth in New York Real Property Law Section 126.

(d)
Statement in Accordance with Section 253.1-a.(a) of the New York Tax Law. This Mortgage does not cover real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having separate cooking facilities.

(e)
Statement in Accordance with Section 274-a of the New York Real Property Law. The Mortgagee shall, within fifteen (15) days after written request, provide the Mortgagor with the statement required by Section 274-a of the New York Real Property Law.

(f)
Section 291-f of New York Real Property Law. Mortgagee shall have all of the rights set forth in Section 291-f of the Real Property Law of New York. For purposes of Section 291-f of the New York Real Property Law, all existing tenants and every tenant or subtenant who after the recording of this Mortgage, enters into a Lease upon the premises of any of the Property or who acquires by instrument of assignment or by operation of law a leasehold estate upon the Property is hereby notified that Mortgagor shall not, without obtaining Mortgagee’s prior consent in each instance, cancel, abridge or otherwise modify any Leases or accept prepayments for more than thirty (30) days of installments of rent to become due with respect to any Lease thereof having an unexpired term on the date of this Mortgage of five (5) years or more, except as expressly permitted under the Project Loan Agreement, and that any such cancellation, abridgement, modification or prepayment made by any such tenant or subtenant without either being expressly permitted under this Mortgage or receiving Mortgagee’s prior consent shall be voidable by Mortgagee at its option.

(g)
Sections 254, 271, 272 and 291-f of New York Real Property Law. All covenants of the Mortgagor herein contained shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254, 271, 272 and 291-f of the Real Property Law of New York.

(h)
Real Property Law. In the event of any conflict, inconsistency or ambiguity between (i) the provisions of the Note, this Mortgage or the other Loan Documents and (ii) the provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire, the provisions of the Note, this Mortgage and the other Loan Documents shall control.

(i)
RPAPL. If an Event of Default shall occur and be continuing, Mortgagee may elect to sell (and, in the case of any default of any purchaser, resell) the Property or any part thereof by exercise of the power of foreclosure or of sale granted to Mortgagee by Articles 13 of the New York Real Property Actions and Proceedings Law (the “RPAPL”). In such case, Mortgagee may commence a civil action to foreclose this Mortgage pursuant to Article 13 of the RPAPL to satisfy the Note and all other amounts secured hereby.

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(j)
Certain Waivers. Mortgagor hereby waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, or any right of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise of any option under this Mortgage or any other Loan Documents. Mortgagor waives all rights or defenses arising by reason of any “one action” or “anti-deficiency” law, or any other law which may prevent Mortgagee from bringing any action against Mortgagor, including a claim for deficiency to the extent Mortgagee is otherwise entitled to a claim for deficiency, before or after Mortgagee’s commencement or completion of any foreclosure action or any other action to exercise its remedies hereunder or otherwise available at a law or in equity.

(k)
Application of Insurance Proceeds. In no event shall the provisions of Section 254 of the Real Property Law of the State of New York with respect to the application of insurance proceeds apply to this Mortgage.

(l)
Assignment. Upon the repayment of this Mortgage, Mortgagee shall cooperate with Mortgagor in effecting an assignment, without representation or warranty (except that Mortgagee shall represent that it has not assigned or encumbered this Mortgage or the other Loan Documents), and without recourse to Mortgagee, of this Mortgage, provided all Lenders’ costs and attorneys’ fees in connection therewith are paid by Mortgagor, and Mortgagee shall have no liability to Mortgagor for the loss of the Note or any original document evidencing and securing the Loan, but shall provide Mortgagor with a lost document affidavit describing the circumstances thereof and such other instruments as may be reasonably requested to effectuate such assignment (which shall not include any indemnification agreements).

(m)
Relation to Building and Project Loan Mortgages. This Mortgage is intended to be senior and prior in lien to the (i) Building Loan Mortgage and (ii) Project Loan Mortgage, each executed by Mortgagor in favor of Mortgagee and each dated as of the date hereof, securing repayment of Project Loans and Building Loans, as applicable, or so much thereof as shall have been advanced thereunder, the proceeds of which are to be disbursed and advanced from time to time after the date hereof.

(n)
Loan Proceeds. As of the time of recording of this Mortgage, the entire principal amount secured or to be secured by this Mortgage has been advanced in full and no improvements (as defined in Lien Law § 2(4)) have commenced or are underway on or at the Property, except improvements for which all costs of improvement which are currently due and payable have been paid. No part of the Acquisition Loan is intended to be applied for costs of improvement.

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[SIGNATURE APPEARS ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year set forth above.
MORTGAGOR:
210 WEST 31ST STREET OWNER, LLC,
a Delaware limited liability company

By:    KBS SOR II 210 WEST 31ST STREET, LLC,
a Delaware limited liability company,
its sole member

By:    ONYX 31st STREET, LLC,
a Delaware limited liability company,
its Managing Member

By:     /s/ John A. Saraceno Jr.
John A. Saraceno, Jr.,
Authorized Signatory

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

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MORTGAGEE:

PACIFICCAL PC CORE LENDER, LLC,
a Delaware limited liability company

By:     /s/ Steve Towle
Name:     Steve Towle
Title:     Authorized Signatory

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NOTARY ACKNOWLEDGMENT
STATE OF NEW YORK    )
) ss.:
COUNTY OF NEW YORK    )
On the 29th day of November      , 2016, before me, the undersigned, personally appeared     John Saraceno        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

/s/ Tierra James
Signature and Office of individual
taking acknowledgment

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NOTARY ACKNOWLEDGMENT

STATE OF CALIFORNIA        )
) ss.:
COUNTY OF LOS ANGELES    )
On the 28th day of November     , 2016, before me, the undersigned, personally appeared     Steve Towle        , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

/s/ Cindy Karina Recinos
Signature and Office of individual
taking acknowledgment

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EXHIBIT A
DESCRIPTION OF PROPERTY

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH OF MANHATTAN, CITY, COUNTY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT ON THE SOUTHERLY SIDE OF 31ST STREET, DISTANT 104 FEET 3 INCHES WESTERLY FROM THE CORNER FORMED BY THE INTERSECTION OF SAID SOUTHERLY SIDE OF 31ST STREET WITH THE WESTERLY SIDE OF SEVENTH AVENUE;
RUNNING THENCE SOUTHERLY PARALLEL WITH THE WESTERLY SIDE OF SEVENTH AVENUE, 37 FEET 9 INCHES;
THENCE WESTERLY PARALLEL WITH THE SOUTHERLY SIDE OF 31ST STREET, 61 FEET 4-1/2 INCHES;
THENCE SOUTHERLY PARALLEL WITH THE WESTERLY SIDE OF SEVENTH AVENUE, 1 FOOT 11-1/2 INCHES;
THENCE WESTERLY PARALLEL WITH THE SOUTHERLY SIDE OF 31ST STREET, 2 FEET 7 INCHES;
THENCE SOUTHERLY PARALLEL WITH THE WESTERLY SIDE OF SEVENTH AVENUE, 59 FEET 1/2 INCH;
THENCE WESTERLY PARALLEL WITH THE SOUTHERLY SIDE OF 31ST STREET, 64 FEET 3-1/2 INCHES;
THENCE NORTHERLY PARALLEL WITH THE WESTERLY SIDE OF SEVENTH AVENUE, 98 FEET 9 INCHES TO THE SOUTHERLY SIDE OF 31ST STREET;
THENCE EASTERLY ALONG THE SOUTHERLY SIDE OF 31ST STREET, 128 FEET 3 INCHES TO THE POINT OR PLACE OF BEGINNING.

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SCHEDULE I
EXISTING NOTE

Consolidated Mortgage Loan Note made by Onyx 31st Street, LLC (predecessor in interest to 210 West 31st Street Owner, LLC) in favor of ConnectOneBank, dated September 30, 2016, in the original principal amount of $10,000,000.00, which Consolidated Mortgage Loan Note was assigned to PacificCal PC Core Lender, LLC by Allonge on the date hereof.

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SCHEDULE II
EXISTING MORTGAGE

1.
Leasehold Mortgage, dated July 14, 2015, made by ONYX 31ST STREET, LLC to ConnectOne Bank in the principal sum of $6,000,000.00 and interest, and duly recorded in the Office of the City Register of the New York Department of Finance (the “Register's Office”) on August 4, 2015, in the Register’s Office, under CRFN 2015000266474 upon which there remains an unpaid principal balance of $6,000,000.00 (upon which a mortgage tax of $168,000.00 was paid); and

2.
Leasehold Mortgage dated February 5, 2016 made by ONYX 31ST STREET, LLC to ConnectOne Bank, a New Jersey Banking Corporation in the principal sum of $1,000,000.00 and interest, and duly recorded in the Register’s Office on February 29, 2016, in the Register’s Office, under CRFN 2016000067710 upon which a mortgage tax of $ 28,000.00 was paid.

3.
Mortgage Consolidation, Modification and Extension Agreement made by ONYX 31st Street, LLC to ConnectOne Bank dated as of February 5, 2016 and recorded February 29, 2016 in CRFN 2016000067711 in the Register’s Office which consolidated Mortgages 1 & 2 above to form a single lien in the amount of $7,000,000.00.

4.
Gap Leasehold Mortgage dated September 30, 2016 made by ONYX 31ST STREET, LLC to ConnectOne Bank, a New Jersey Banking Corporation in the principal sum of $3,000,000.00 and interest, and recorded October 5, 2016 in CRFN 2016000349683 in the Register’s Office upon which a mortgage tax of $84,000.00 was paid.

5.
Mortgage Consolidation, Modification and Extension Agreement made by ONYX 31st Street, LLC to ConnectOne Bank dated as of September 30, 2016 and recorded October 5, 2016 in CRFN 2016000349684 in the Register’s Office which consolidated Mortgages 3 & 4 above to form a single lien in the amount of $10,000,000.00.

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